UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2021

ARIES I ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40421	98-1578649
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Lime Tree Bay, P.O. Box 1569

Grand Cayman, Cayman Islands KY-1110

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (630) 386-5288

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	RAMMU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	RAM	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	RAMMW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 19, 2021, the management and Audit Committee of Aries I Acquisition Corporation (the “Company”), after consultation with Marcum LLP, the Company’s independent registered public accounting firm, concluded that: (x) the Company’s audited balance sheet as of May 21, 2021 filed in the Company’s Form 8-K filed on May 28, 2021 and (y) the Company's unaudited financial statements as of June 30, 2021 contained in the Company's Quarterly Report filed on August 16, 2021 (collectively, the “Non-Reliance Financial Statements”), contained errors relating to (i) the classification of the $5,000,000 stockholders’ equity as permanent equity, which the Company has determined should be reclassified as temporary equity; and (ii) the accounting for the sale of indirect interests in the founder shares by the Company’s sponsor to certain anchor investors in connection with their participation in the Company’s initial public offering, which the Company has determined should be accounted for as a non-cash offering cost. In light of these errors, it was determined that it is appropriate to restate the Company’s Non-Reliance Financial Statements and that they should no longer be relied upon.

The reclassification of amounts from permanent equity to temporary equity results in non-cash financial statement corrections and will have no impact on the Company's current or previously reported cash position, operating expenses or total operating, investing or financing cash flows. Further, the additional offering costs recorded in relation to the anchor investors also result in non-cash financial statement corrections and will have no impact on the Company's current or previously reported cash position and investing or financing cash flows. The “Cash held in trust account” is correctly stated at $146,768,750 and $145,188,370 in the previously filed audited balance sheet of May 21, 2021 and Quarterly Report for the period ended June 30, 2021, respectively.

The Company’s Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of the Company’s disclosure controls and procedures. Based upon their re-evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were not effective during the period the errors described above persisted, due to a material weakness in internal controls over financial reporting in analyzing complex financial instruments. Considering this material weakness, the Company performed additional analysis as deemed necessary to ensure that the Company’s unaudited interim financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Company will reflect the restatements of the Company’s financial statements identified above in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021 and accordingly, management believes that the financial statements included in such report present fairly in all material respects the Company’s financial position, results of operations and cash flows for the periods presented.

EXHIBIT INDEX

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIES I ACQUISITION CORPORATION

By:	/s/ Paul Wolfe
	Name:	Paul Wolfe
	Title:	Chief Operating Officer

Dated: November 19, 2021